EXHIBIT 21.1


                      SUBSIDIARIES OF XETHANOL CORPORATION


                                                                                             STATE OF          DIRECT/INDIRECT
                                                                                         INCORPORATION OR         PERCENTAGE
   NAME OF SUBSIDIARY                                 NAME OF PARENT COMPANY                FORMATION             OWNERSHIP
   ------------------                                 ----------------------                ---------             ---------
Xylose Technologies, Inc.                             Xethanol Corporation                   Florida                 100%
Xethanol BioEnergy, Inc.                              Xethanol Corporation                   Delaware                100%
Superior Separation Technologies, Inc.                Xethanol Corporation                   Florida                 100%
DDS-Xethanol, LLC                                     Xethanol BioEnergy, Inc.                Nevada                 100%
Advanced Bioethanol Technologies, Inc.                Xethanol BioEnergy, Inc.               Florida                 100%
Permeate Refining, Inc.                               Xethanol BioEnergy, Inc.                 Iowa                  100%
Xethanol BioFuels, LLC                                Xethanol BioEnergy, Inc.               Delaware                100%
Xethanol One, LLC                                     Xethanol BioEnergy, Inc.               Delaware                100%
Ethanol Extraction Technologies, Inc.                 Xethanol BioEnergy, Inc.               Florida                 100%
